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               LINCOLN NATIONAL CORPORATION AND SUBSIDIARIES
               EXHIBIT 10(a) - LINCOLN NATIONAL CORPORATION
                     1986 STOCK OPTION INCENTIVE PLAN


                       LINCOLN NATIONAL CORPORATION
                     1986 STOCK OPTION INCENTIVE PLAN
                     (as amended through May 13, 1993)

                                 SECTION 1

                                  GENERAL

     1.1. Effective Date and Purpose. Lincoln National Corporation, an Indiana corporation, ("LNC") has established the LINCOLN NATIONAL CORPORATION 1986 STOCK OPTION INCENTIVE PLAN (the "Plan") effective as of January 8, 1986 (the "Effective Date"), subject to approval of the Plan at the 1986 Annual Meeting of LNC shareholders by the holders of a majority of the shares of LNC stock entitled to vote at that meeting. The purpose of the Plan is to promote the long-term financial performance of LNC by (a) attracting and retaining executive and other key employees of LNC and its Subsidiaries (as defined in subsection 2.1) who possess outstanding abilities with incentive compensation opportunities which are competitive with those of other major corporations;
(b) motivating such employees to further the long-range goals of LNC; and (c) furthering the identity of interests of participating employees and LNC shareholders through opportunities for increased employee ownership of LNC common stock.

     1.2. Plan Administration. The Plan shall be administered by the Committee (as described below). In addition to those rights, duties, and powers vested in the Committee by other provisions of the Plan, the Committee shall have sole authority to:

     (a) interpret the provisions of the Plan;

     (b) adopt, amend and rescind rules and regulations for the administration of the Plan; and

     (c) make all other determinations deemed by it to be necessary or advisable for the administration of the Plan;

provided that the Committee shall exercise its authority in accordance with the provisions of the Plan. The Committee may not exercise its authority at any time that it has fewer than three members. The Committee shall exercise its authority only by a majority vote of its members at a meeting or by a writing without meeting. At any date, the members of the Committee shall be those members of the Compensation Committee of the Board of Directors of LNC who are not eligible and who have not been eligible within one year preceeding that date to participate in the Plan or any other plan of LNC or a Subsidiary under which stock, stock options or stock appreciation rights of LNC or a Subsidiary may be granted. In the event that fewer than three members of the Compensation Committee of the Board are eligible to serve on the Committee, the Board of Directors of LNC may appoint one of its other members who is otherwise eligible to serve, to serve on the Committee until such time as three members of the Compensation Committee are eligible to serve.

     1.3. Shares Available. The sum of the number of shares of LNC common stock for which Incentive Stock Options and Non-qualified Stock Options (both as defined in subsection 3.1) may be granted; of shares of LNC common stock which may be awarded under a Restricted Stock Award (as defined in subsection 5.1); and of shares awarded pursuant to Section 6 may not exceed 5,000,000.
If all or a portion of an Incentive Stock Option or Non-qualified Stock Option expires or is terminated without having been exercised in full and without having been surrendered to exercise any related Stock Appreciation Rights (as defined in subsection 4.1) or if any Restricted Stock Award is forfeited, then the number of shares which were forfeited or not purchased shall not thereafter be considered in determining whether the 5,000,000 limitation described in the next preceding sentence has been exceeded. The shares of


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LNC common stock delivered pursuant to the Plan shall be authorized but unissued shares. In the event of a merger, consolidation, reorganization, recapitalization, stock dividend, stock split or other similar change in the corporate structure or capitalization of LNC which affects the LNC common stock, appropriate adjustment, as determined by the Board of Directors of LNC (or its successor), shall be made with respect to the number and kinds of shares (or other securities) which may thereafter be awarded or be subject to option under the Plan. The shares available provided for in this subsection
1.3 reflect an adjustment for a two for one stock split effected through a stock dividend declared by the Board of Directors of LNC on May 13, 1993. Agreements evidencing grants and awards under the Plan shall be subject to and shall provide for appropriate adjustments, determined by the Board of Directors of LNC (or its successor) in the event of such changes in the corporate structure or capitalization of LNC occurring after the date of grant or award.

     1.4. Term, Amendment, and Termination of Plan. Grants and awards may not be made under the Plan after the earlier of January 7, 1996, or the termination date of the Plan. The Board of Directors of LNC may amend or terminate the Plan at any time except that, without the approval of the holders of a majority of LNC stock entitled to vote at a duly held meeting of such shareholders, the Board may not:

     (a) increase the number of shares of LNC common stock which may be issued under the Plan, except as provided in subsection 1.3;

     (b) reduce the minimum option price under any stock option, except as provided in subsection 1.3;

     (c) increase the maximum period during which Incentive Stock Options, Non-qualified Stock Options and Stock Appreciation Rights may be exercised;

     (d) extend the term of the Plan; and

     (e) amend the standards for participation described in Section 2.

Amendment or termination of the Plan shall not affect the validity or terms of any grant or award previously made to a Participant in any way which is adverse to the Participant without the consent of the Participant.


                                 SECTION 2

                            PLAN PARTICIPATION

     2.1. Participation Designations. The Committee may, at any time, designate any key executive, managerial, supervisory or professional employee of LNC or of a Subsidiary (as defined below) or any person holding either an agent`s or broker's contract with a Subsidiary to be a Participant. For purposes of the Plan, the term "Subsidiary" means any corporation at any date that LNC owns directly, or indirectly through an unbroken chain of subsidiary corporations, stock possessing a majority of the total combined voting power of all classes of stock of that corporation.

     2.2. Participation Not Contract of Employment. The Plan does not constitute a contract of employment. Participation in the Plan does not give any employee the right to be retained in the employ of LNC or a Subsidiary and does not limit in any way the right of LNC or a Subsidiary to change the duties or responsibilities of any employee.

     2.3. Withholding Taxes on Plan Benefits. LNC and the Subsidiaries shall have the right to deduct from any cash payment made pursuant to the Plan the amount of any tax required by law to be withheld from that payment. LNC and the Subsidiaries shall have the right to require payment to them from any person entitled to receive LNC common stock pursuant to the Plan of the amount of any tax required by law to be withheld with respect to that stock prior to its delivery. A Participant may elect with respect to any

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Non-qualified Stock Option, any Stock Appreciation Right which is paid in whole or in part in LNC common stock and any Restricted Stock Award, to surrender shares of LNC common stock the fair market value of which on the date of surrender satisfies all or part of the withholding requirements. Such election must be made by filing a Stock Surrender Withholding Election with the Secretary of LNC which meets the following requirements and conditions:

     (a) Any Stock Surrender Withholding Election shall be in writing and be irrevocable;

     (b) The Committee shall have the right with respect to any or all outstanding awards to terminate or suspend for any period the right of a Participant to make a Stock Surrender Withholding Election at any time prior to the making of such election;

     (c) Any Stock Surrender Withholding Election must be made prior to the date that the amount of tax to be withheld is determined (the "Tax Date"); and

     (d) If a Participant is an "officer" of LNC within the meaning of section 16 of the Securities Exchange Act of 1934, as amended, or any successor law, the Stock Surrender Withholding Election must be made:

         (i) more than six months after the date of grant of the award with respect to which such election is made (except whenever such election is made by a disabled Participant or the estate or personal representative of a deceased
              Participant); and

        (ii) either at least six months prior to the Tax Date or during the ten day "window period" beginning on the third day following the release for publication of LNC`s summary statement of earnings for a quarter or fiscal year.


                                 SECTION 3

                               STOCK OPTIONS

          3.1. Grantees. The Committee may, at any time, designate a participant to receive an Incentive Stock Option or Non-qualified Stock Option (each as defined below) whether or not the Participant has previously received a grant under the Plan. For purposes of the Plan, the term "Incentive Stock Option" means an option to purchase LNC common stock which meets the requirements of section 422A(b) of the Internal Revenue Code of 1986, as amended, (the "Code") and which has been designated by the Committee as an Incentive Stock Option, and the term "Non-qualified Stock Option" means an option to purchase LNC common stock which is not an Incentive Stock Option and which is designated by the Committee as a Non-qualified Stock Option." Each Incentive Stock Option ("ISO") and Non-Qualified Stock Option ("NQSO") granted under the Plan shall be evidenced by an agreement between the Participant and LNC. The Provisions of each agreement shall be determined by the Committee in accordance with the provisions of the Plan. LNC shall notify a Grantee of any grant of a Stock Option, and a written option agreement or agreements shall be duly executed and delivered by LNC to the Grantee. A Participant shall not have any rights of a shareholder of LNC common stock with respect to shares subject to an ISO or NQSO until such shares are purchased on exercise of the option.

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     3.2.  Number of Shares Optioned and Option Price.  The Committee shall, subject to the limitations of subsection 1.3 and this Section 3, determine the number of shares of LNC common stock which may be purchased and the option price of each share on exercise of each ISO and NQSO granted under the Plan.
The number of shares of LNC common stock for which ISOs may be granted to a Participant under this Plan and any other plan of LNC or a Subsidiary during any calendar year beginning before January 1, 1987 shall not exceed the number whose aggregate Fair Market Value (as defined below), at the time each ISO is granted, does not exceed the dollar limitation (including unused carry-overs) described in section 422A(b)(8) of the Code. The aggregate Fair Market Value (determined as of the time the option is granted) of LNC stock with respect to which ISOs granted after December 31, 1986 are exercisable for the first time by a Participant during any calendar year under the Plan or any other Plan of LNC or a Subsidiary shall not exceed $100,000. The option price of each share under an ISO or NQSO shall not be less than 100% the Fair
Market Value of a share of LNC common stock on the date the option is granted. For purposes of the Plan, the term "Fair Market Value" means the average of the highest and lowest prices of a share of stock, as quoted on the composite transactions table covering transactions on the New York Stock Exchange, on the first date that the stock was traded on that Exchange which next precedes the date as of which the determination is being made.

     3.3. Exercise of Options and Payment. Each ISO and NQSO shall become exercisable in full at such time, or in such portions at such times, as the Committee determines subject to the following provisions of this subsection
3.3. No ISO or NQSO granted to a Participant shall be exercisable prior to the first anniversary of the date that the option was granted except, in the discretion of the Committee and subject to the limitations of subsection 3.2, if the Participant`s employment with LNC and all Subsidiaries terminates by reason of death, disability (as defined by the Committee), or retirement (as described in subsection 3.4(d)). During any period that an ISO or NQSO is exercisable, it may be exercised by delivering a written notice which specifies the number of shares purchased and full payment of the purchase price to the Secretary of LNC. Payment may be made in cash, in shares of LNC common stock with an aggregate Fair Market Value on the date of exercise equal to the purchase price, or in any combination of cash and such shares, provided, however, payment of the exercise price may only be made in shares of LNC common stock which have been owned by the Participant for at least six months.

     3.4. Termination of Options. Each ISO and NQSO shall terminate and not be exercisable after the date determined by the Committee which date shall not be later than the earliest of (a) the tenth anniversary of the date that the option was granted; (b) the last day of the three month period beginning on the date the Participant's employment with LNC and all Subsidiaries terminates for reasons other than described in (c) or (d) following; (c) the first anniversary of the date the Participant's employment with LNC and all Subsidiaries terminates on account of death or disability (as defined by the Committee); or (d) the fifth anniversary of the Participant's normal retirement or, with the approval of the Participant's employer, early retirement at either age 55 with 5 years of service or under the terms of a retirement plan of LNC or a Subsidiary.

     3.5. Transferability. Each ISO and NQSO granted to a Participant may not be transferred by the Participant except by will or the laws of descent and distribution, and may be exercisable during the Participant`s lifetime only by the Participant.


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                                 SECTION 4

                         STOCK APPRECIATION RIGHTS

     4.1. Grantees. The Committee may, at the time a stock option is granted under Section 3 to a Participant or at any time thereafter, designate that Participant to be granted, in conjunction with that stock option, a Stock Appreciation Right (as defined below). The Committee may grant a Stock Appreciation Right to a Participant only after it has determined that such grant is necessary or desirable to create a reasonable opportunity for the Participant to acquire an increased ownership interest in LNC. In making such determination, the Committee shall consider the number of shares of LNC common stock then owned by the Participant, the Participant`s outstanding stock options for LNC common stock and related Stock Appreciation Rights, and such other factors that the Committee considers relevant. No Stock Appreciation Right may be granted in conjunction with a previously granted ISO without the written consent of the affected Participant. For purposes of the Plan, the term "Stock Appreciation Right" means a right to surrender all or a portion of a stock option and receive, in exchange, payment of an amount no greater than the excess of the Fair Market Value (as defined in subsection 3.2) of one or more shares of LNC common stock determined on the date the related stock option was granted. Each Stock Appreciation Right ("SAR") granted under the Plan shall be evidenced by an agreement between the Participant and LNC. The provisions of each agreement shall be determined by the Committee in accordance with the provisions of the Plan.

     4.2. Terms of SARs. The Committee shall determine the number of shares of LNC common stock and the percentage (not more than 100 percent) or maximum amount of the increase in the Fair Market Value of those shares over the relevant period upon which payment of each SAR at exercise shall be based. Each SAR may be exercisable at any date with respect to no more than the number of shares for which the related stock option is exercisable on that date. Each SAR issued in conjunction with an ISO may be exercisable only when there has been an increase in Fair Market Value of the shares over the relevant period. If a Participant to whom an SAR has been granted is subject to Section 16 of the Securities Exchange Act of 1934, as amended, the Committee may, at any time, impose such conditions and limitations to such SAR as the Committee deems necessary or desirable for the Participant to comply with or obtain an exemption from such Section 16 and applicable rules and regulations. The terms of an SAR may include such other conditions and limitations on exercise as the Committee deems desirable.

     4.3. Exercise of SARs and Payment. During any period that a SAR is exercisable, it may be exercised by delivering a written notice which specifies the extent to which the SAR is being exercised to the Secretary of LNC. Payment to the Participant shall be made as soon as practicable after exercise of the SAR and may be made in cash, in shares of LNC common stock with an aggregate Fair Market Value on the date of exercise equal to the amount to be paid, or in any combination of cash and such shares as determined by the Committee. Upon exercise of an SAR, the right to exercise the related stock option shall automatically be terminated to the same extent that the SAR was exercised.

     4.4. Termination of SARs. Each SAR shall terminate and not be exercisable after the same date that the related stock option terminates.

     4.5. Transferability. Each SAR granted to a Participant may not be transferred by the Participant except together with the related stock option and except by will or the laws of descent and distribution, any may be exercisable during the Participant`s lifetime only by the Participant.



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                                 SECTION 5

                          RESTRICTED STOCK AWARDS

     5.1. Grantees. The Committee may, at any time, designate a Participant to receive a Restricted Stock Award (as defined below) whether or not the Participant has previously received a grant under the Plan. For purposes of the Plan, the term "Restricted Stock Award" means the right to receive, at specified times and subject to specified conditions, shares of LNC common stock which may bear such restrictive endorsements as the Committee determines. Each Restricted Stock Award ("RSA") shall be evidenced by an agreement between the Participant and LNC. The provisions of each agreement shall be determined by the Committee in accordance with the provisions of the Plan.

     5.2. Grants of Restricted Stock Awards. The Committee shall, subject to subsection 1.3 and this Section 5, determine the number of shares of LNC common stock which may be awarded, the time or times the shares may be awarded, and the conditions which must be met for award and delivery of the shares to the Participant under each RSA granted under the Plan. An RSA may provide, in the discretion of the Committee, for the crediting to the Participant, on each dividend payment date, of an amount equal to the product of the dividend paid on a share of LNC common stock multiplied by the number of shares which may be awarded under that RSA, and for the payment in cash to the Participant of the amounts so credited at such time as the Committee may determine. An RSA may provide, in the discretion of the Committee, for the issuance of the shares which may be awarded under the RSA in the name of the Participant subject to the following restrictions:

     (a) the shares may not be issued earlier than six months after the grant of the RSA;

     (b) the shares may not be sold, transferred, pledged or otherwise assigned or encumbered;

     (c) each stock certificate shall be registered in the name of the Participant and deposited with the Secretary of LNC;

     (d) dividends paid on the shares shall be paid to the Participant at such times as the Committee shall determine; and

     (e) the shares and dividends paid shall be subject to a forfeiture in accordance with subsection 5.4.

Subject to the foregoing restrictions, the Participant shall have all of the rights of a holder of LNC common stock with respect to the shares issued to him or her under this subsection 5.2.

       5.3. Distribution of Shares. Subject to the provisions of subsection 5.4, each RSA shall provide for the distribution of the awarded shares of LNC Common stock free of all restrictions to the Participant or, in the event of the Participant`s death, the person or persons to whom the RSA was transferred by will or the laws of descent and distribution. Distribution shall be provided for at such time or times during the period beginning on the first anniversary and ending on the tenth anniversary of the date of grant of the RSA as the Committee shall determine; except that, in the discretion of the Committee, distribution may be provided for prior to such first anniversary if the Participant's employment with LNC and all Subsidiaries terminates on account of death, disability (as determined by the Committee), or retirement (as described in subsection 3.4(d)).

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       5.4.  Forfeiture.  Each RSA shall provide that a Participant  shall forfeit all rights under the RSA, all shares of LNC common stock issued pursuant to the RSA which had not been distributed to the Participant free of all restrictions, and all undistributed amounts credited to the Participant with respect to dividends paid on LNC common stock pursuant to the RSA if:

     (a) the Participant`s employment with LNC and all Subsidiaries terminates for any reason other than death, disability (as defined by the Committee), retirement (as described in subsection 3.4(d)), or other reasons determined by the Committee which should not cause forfeiture; or

     (b) the conditions, if any, specified in the RSA are not fully satisfied within the prescribed time.

       5.5. Transferability. Each RSA granted to a Participant may not be transferred by the Participant except by will or the laws of descent and distribution.


                                 SECTION 6

                          STOCK INCENTIVE AWARDS

       6.1. Management Incentive Plan II. The Committee may, in its discretion, designate that a Participant who is eligible for a cash award under the terms of the LNC Management Incentive Plan II (the "MIP II Plan") receive such award as a grant of restricted stock in lieu of all or a portion of the MIP II Plan cash award, such RSA shall be made subject to subsection
1.3 and Section 5. The amount, if any, of the MIP II award which is not paid as an RSA shall be paid in cash. This cash payment shall be determined by subtracting from the MIP II Plan award the total Fair Market Value, on the date of the RSA, of the shares of LNC common stock represented by the RSA without discount for any restrictions.

       6.2. Executive Value Sharing Plan. The Committee may, in its discretion, designate that a Participant who is eligible for a cash award under the terms of the LNC Executive Value Sharing Plan (the "EVS Plan") receive such award as a grant of restricted stock in lieu of all or a portion of the EVS Plan cash award. If the Committee decides to make an RSA in lieu of all or a portion of the EVS Plan cash award, such RSA shall be made subject to subsection 1.3 and Section 5. The amount, if any, of the EVS Plan award which is not paid as an RSA shall be paid in cash.


                                 SECTION 7

                         POSTPONEMENT OF EXERCISE

     The Committee may postpone any exercise of an ISO, NQSO, or SAR or distribution pursuant to an RSA for such time as the Committee in its discretion may deem necessary in order to permit LNC (a) to effect or maintain registration of the Plan or LNC common stock issuable pursuant to the Plan under the Securities Act of 1933, as amended, or the securities laws of any applicable jurisdiction; (b) to take any action necessary to comply with restrictions or regulations incident to the maintenance of a public market for LNC common stock; or (c) to determine that no action referred to in (a) or (b) above needs to be taken. LNC shall not be obligated to issue shares upon exercise of any ISO, NQSO or SAR or to issue shares pursuant to an RSA in violation of any law. Any such postponement shall not extend the term of an ISO, NQSO or SAR. Neither LNC nor its directors or officers shall have any obligation or liability to any Participant (or successor in interest) because of the loss or rights under any grant or award under the Plan due to postponements pursuant to this Section 7.


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                               SUPPLEMENT A
                   THE LNC STOCK OPTION INCENTIVE SCHEME
                            FOR U.K. EMPLOYEES


This Supplement A is adopted as part of the Lincoln National Corporation 1986 Stock Option Incentive Plan ('the Plan') and is referred to as 'the U.K. Scheme'.

The Rules of the Plan will apply to United Kingdom employees subject to the following additions and modifications.

1. The U.K. Scheme will be effective from the date approved by the Board of Inland Revenue.

2. (1) Subject to sub paragraphs (2) and (3) of this paragraph participation in the U.K. Scheme will be determined in the same manner as for the Plan.

     (2) No person shall obtain rights under the U.K. Scheme unless he is at that time an eligible employee of a participating Company. For this purpose

        (i) an eligible employee of a company is any director or employee who is required to devote to his duties not less than 25 hours (or in the case of any employee who is not a director, 20 hours) per week (excluding meal breaks), including any time spent in carrying out duties for any other participating company, and this is not precluded by paragraph 4(1)(b) of Schedule 10 of the Finance Act of 1984 from participating in the U.K. Scheme, and

      (ii) a participating company is any body corporate including Cannon Assurance Limited which is under the control (within the meaning of Section 534 of the Income and Corporation Taxes Act of 1970) of Lincoln National Corporation.

(3) No person shall be entitled to obtain or exercise rights under the U.K. Scheme at any time when he has or within the preceding 12 months had a material interest in a close company within the meaning of Chapter IV of
     Part XI of the Income and Corporation Taxes Act 1970, which is

         (i) a company the shares of which may be acquired pursuant to the exercise of rights obtained under the U.K. Scheme; or

        (ii) a company which has control of such a company or is a member of a consortium which controls such a company.

3. No option shall be granted under the U.K. Scheme to an eligible employee if immediately following such grant he would hold outstanding options which have neither lapsed nor been exercised with an aggregate subscription price exceeding the greater of 100,000 British
     Pounds Sterling or four times the amount of the Eligible
     Employee`s relevant emoluments for the period of 12 months beginning with the first day during the current year of assessment in respect of which there are relevant emoluments. For this purpose

      (i) outstanding options include all options granted under the U.K. Scheme and other scheme approved under schedule 10 of the Finance Act 1984 and established by Lincoln National Corporation or any participating company (as defined in Rule 1 and Rule 2 above) and

     (ii) relevant emoluments has the same meaning as in paragraph 5(5) of
         Schedule 10 of the Finance Act of 1984.

4. For the purpose of the U.K. Scheme the option price of each share shall instead of the price quoted under paragraph 3.2. of the Plan be the middle market quotation derived from the Stock Exchange Daily Official List for the date the option is granted, provided that if the Fair Market Value (as defined in the said paragraph 3.2.) for that date is higher when converted to sterling at the rate of exchange quoted for that day by National Westminster Bank, then the option price will be the Fair Market Value (as so converted).

5. (1) On exercise of an option by a Participant payment shall be made in cash and the right under the Plan (paragraph 3.3.) to make payment or partially to make payment in shares of LNC common stock shall not apply to the U.K. Scheme.

   (2) Shares acquired on the exercise of an option under the U.K. Scheme will be issued and allocated not later than 30 days after the exercise of the option.

6. For the purposes of the U.K. Scheme all references to 'LNC Common Stock' shall be deemed to be references to LNC common stock which satisfy the conditions specified in Paragraphs 7 to 11 inclusive of Schedule 10 to the Finance Act 1984.

7. Section 4 (Stock Appreciation Rights), Section 5 (Restricte Stock Awards) and Section 6 (Stock Incentive Awards) of the Plan shall not apply to the U.K. Scheme.

8. All amendments to the U.K. Scheme shall be subject to the prior approval of the Board of Inland Revenue and any amendments to the Plan shall be ineffective for the purposes of the U.K. Scheme until approved by the Board of Inland Revenue.